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                                                                 EX 99.(a)(iii)

                             ARTICLES SUPPLEMENTARY

                                       OF

                  THE GUARDIAN VARIABLE CONTRACT FUNDS, INC.


                The Guardian Variable Contract Funds, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                FIRST: The Board of Directors of the Corporation, at a meeting of the Board of Directors held on March 27, 2003, adopted resolutions authorizing the reclassification of One Hundred Million (100,000,000) shares of Common Stock, Fifty Million (50,000,000) of which had previously been classified as The Guardian Stock Fund Class I Common Stock shares, and Fifty Million (50,000,000) of which had previously been classified as The Guardian Stock Fund Class II Common Stock shares, none of which are outstanding, as follows:

        NAME OF SERIES AND CLASS               NUMBER OF SHARES
        ------------------------               ----------------

        The Guardian VC Low Duration
           Bond Fund Class I                   100,000,000

        in each case by setting or changing before the issuance of such shares, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof as hereinafter set forth.

                SECOND: The shares of each series of the Corporation's common stock as so reclassified by the Board of Directors of the Corporation shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article V of the Charter of the Corporation and shall be subject to all provisions of the Charter relating to stock of the Corporation generally.

                THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. The Board of Directors reclassified the aforesaid shares of the Corporation pursuant to Section 2-105(a)(9) of the Maryland General Corporation Code and pursuant to authority and power contained in the Charter of the Corporation.

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                FOURTH: Prior to these Articles Supplementary becoming
        effective, the Corporation had authority to issue 1,000,000,000 shares, par value $.001 per share, with an aggregate par value of $1,000,000, of which 300,000,000 shares were classified as The Guardian Stock Fund Class I Common Stock shares, 100,000,000 were classified as The Guardian Stock Fund Class II Common Stock shares, 100,000,000 were classified as The Guardian VC Asset Allocation Fund Class I Common Stock shares, 100,000,000 were classified as The Guardian VC High Yield Bond Fund Class I Common Stock shares, 200,000,000 were classified as The Guardian VC 500 Index Fund Class I Common Stock shares, 100,000,000 were classified as The Guardian UBS VC Large Cap Value Fund Class I Common Stock shares and 100,000,000 were classified as The Guardian UBS VC Small Cap Value Fund Class I Common Stock shares.

        As hereby reclassified, the Corporation has authority to issue 1,000,000,000 shares, par value $.001 per share, with an aggregate par value of $1,000,000, of which 250,000,000 shares are classified as The Guardian Stock Fund Class I Common Stock shares, 50,000,000 are classified as The Guardian Stock Fund Class II Common Stock shares, 100,000,000 are classified as The Guardian VC Asset Allocation Fund Class I Common Stock shares, 100,000,000 are classified as The Guardian VC High Yield Bond Fund Class I Common Stock shares, 200,000,000 are classified as The Guardian VC 500 Index Fund Class I Common Stock shares, 100,000,000 are classified as The Guardian UBS VC Large Cap Value Fund Class I Common Stock shares, 100,000,000 are classified as The Guardian UBS VC Small Cap Value Fund Class I Common Stock shares and 100,000,000 are classified as The Guardian VC Low Duration Bond Fund Class I Common Stock shares.

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             IN WITNESS WHEREOF, The Guardian Variable Contract Funds, Inc. has
        caused these Articles Supplementary to be signed on this 21st day of July, 2003 in its name and on its behalf by its duly authorized officers, who acknowledge that these Articles Supplementary are the act of the Corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under penalties of perjury.

                                          The Guardian Variable
                                          Contract Funds, Inc.




                                          By: /s/ Thomas G. Sorell
                                              --------------------------
                                               Thomas G. Sorell
                                               President

        ATTEST:


        /s/ Karen L. Olvany
        ----------------------------
            Karen L. Olvany
            Assistant Secretary